EXHIBIT 99.1
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NASDAQ: EPMD                         For Further Information Contact:
FOR IMMEDIATE RELEASE                Matthew C. Hill, Chief Financial Officer
                                     (856) 753-8533

                                     MKR Group, LLC
                                     Charles Messman, Todd Kehrli
                                     (626) 395-9500


                        EP MEDSYSTEMS REPORTS RESULTS FOR
                                  THIRD QUARTER


WEST BERLIN, NJ (October 27, 2003) -- EP MedSystems, Inc. (NASDAQ: EPMD), a market leader in electrophysiology products used to diagnose and treat certain types of cardiac rhythm disorders, today announced highlights and the financial results from its third quarter ended September 30, 2003.

Third Quarter Highlights:

o The Company submitted and received market clearance from the U.S. Food and Drug Administration (FDA) for its 510(k) for the integration of Boston Scientific Corporation's RPM(TM) Real-time Position Management(TM) technology with EP MedSystems' EP-WorkMate(R) workstation.

o In connection, with the above mentioned submittal and market clearance, pursuant to the joint-development agreement, Boston Scientific agreed to purchase $1.5 million of EPMD unregistered common stock at the 10-day trailing average trading price.

o The Company received FDA premarket approval for the ALERT Companion II for the treatment of atrial fibrillation

o The Company received a $4 million credit facility from Laurus Master Fund, Ltd.

o In addition, the Company recently received market clearance from the FDA for the Company's ViewMate(R) ultrasound catheter imaging system.

Financial Results:

The Company reported revenue of $2,167,000 for the third quarter of 2003 compared to revenue of $3,411,000 during the three months ended September 30, 2002. Sales in 2002 included $1,249,000 in sales related to x-ray fluoroscopy units, for which the Company no longer has a contract to sell in 2003. Sales for the third quarter 2002 excluding the x-ray units was $2,162,000.

The net loss for the three months ended September 30, 2003, was $2,002,000, or $0.11 per basic and diluted share, compared to a net loss of $2,555,000, or $0.17 per basic and diluted share, reported in third quarter of 2002. The loss in the third quarter of 2003 included $264,000 related to a mark to market for warrants issued in the quarter. The third quarter of 2002 included a one-time charge of $1,119,000 associated with the write off of deferred offering costs in that quarter.

For the nine months ended September 30, 2003, revenues were $6,796,000, which compared to $9,495,000 reported in the same period last year. Excluding the sales of the x-ray units, the sales for the nine months ended September 30, 2002 were $8,246,000. The net loss for the nine months ended September 30, 2003, was, $5,860,000 or $.33 per basic and diluted share, which compared to $3,891,000 or $.26 per basic and diluted share reported in the previous year.


Mr. Reinhard Schmidt commented, " In this recent period we continue to make progress in securing approvals of new product platforms for sales in the U.S. and the rest of world. We continue to see strong interest in our recording platform and expect to see this interest result in stronger revenues in coming quarters. To support the launch of the new products recently receiving regulatory approval, we have expanded our sales and product marketing teams. We believe we have market leading products that should have a significant impact in offering improved therapies for patients. We also believe the recent approvals in the U.S. of EP-WorkMate(R) with RPM(TM) Real Time Position(TM) Management
System, ALERT(R) Companion II and ViewMate(R) will make significant contributions to future revenue growth. We expect to market these products through a combination of expanded direct distribution and strategic partnerships."


Corporate Conference Call

EP MedSystems's management will host a conference call today, October 27, 2003 at 4:30 p.m. ET (1:30 p.m. PT) to review the third quarter financial results and other corporate events. David Jenkins Chairman, Reinhard Schmidt, President and CEO, and Matt Hill, CFO, will be on-line to discuss these results and other corporate events, followed by a Q & A session.

To listen to the live Webcast -- Simply log onto the web at www.epmedsytems.com in the Investor Relations area of the site or by going http://www.mkr-group.com and click on the conference call icon. To access the live Conference Call, Dial:
800-374-0565. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins.

A replay of the conference call will be available two hours after the call for the two business days following the call by dialing 800 642 1687 and entering the following pass code: 3381801. Also, an instant replay of the conference call will be available over the Internet at http://www.epmedsystems.com in the Investor Relations area of the web site or by going to http://www.mkr-group.com.


About EP MedSystems:

EP MedSystems develops and markets cardiac electrophysiology ("EP") products used to diagnose and treat certain cardiac rhythm disorders. The Company's EP product line includes the EP-WorkMate(R) Electrophysiology Workstation, the EP-3(TM) Stimulator, diagnostic electrophysiology catheters and related disposable supplies, the ALERT(R) System and ALERT family of internal cardioversion catheters and the ViewMate(R) intracardiac ultrasound catheter imaging system . EP MedSystems' shareholders include Medtronic (NYSE: MDT), Boston Scientific Corporation (NYSE: BSX), EGS Private Healthcare Partnership, H & Q Lifesciences, and Cardiac Capital LLC. For more information, visit our Website at www.epmedsystems.com.

This Release contains certain statements of a forward-looking nature relating to future events and the future financial performance of EP MedSystems including, but not limited to financial forecasts for the year 2003 and beyond, and acceptance of our products in the EP marketplace sector. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions. Such forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. It must be noted that such forward-looking statements involve assumptions. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the events discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, EP MedSystems' history of losses, uncertainty of market acceptance of our products and level of sales, uncertainty of future profitability and future liquidity needs; and risks regarding regulatory approvals and demand for new and existing products, as stated in the Company's Annual report filed on Form 10-KSB and quarterly reports filed on Form 10-QSB.

EP MedSystems cautions investors and others to review the cautionary statements set for in this Release and in EPMedSystems' reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting the EP MedSystems' business and results of operations. Readers are cautioned not to place under reliance on the press release and other forward-looking statements, which speak only as of the date of this release. EP MedSystems undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

Other highlights reported for the quarter and nine months include (unaudited):

                                                  Three Months Ended                              Nine Months Ended
                                                     September 30,                                  September 30,
                                       ------------------------------------------     -------------------------------------------
Income Statement Data                         2003                   2002                    2003                    2002
                                       -------------------    -------------------     --------------------    -------------------
Net Sales                                      $2,167,000             $3,411,000               $6,796,000             $9,495,000
Cost of products sold                           1,088,000              1,969,000                3,353,000              4,496,000
                                       -------------------    -------------------     --------------------    -------------------
   Gross Profit                                 1,079,000              1,442,000                3,443,000              4,998,000
Operating expenses
   Sales and marketing                          1,375,000              1,190,000                3,981,000              3,384,000
   General and administrative                     727,000                822,000                1,820,000              1,861,000
   Research and development                       639,000                813,000                1,823,000              2,370,000
   Offering costs                                      --              1,119,000                                       1,119,000
   Debt conversion expense                             --                     --                  222,000                     --
                                       -------------------    -------------------     --------------------    -------------------
     Loss from operations                     (1,662,000)            (2,502,000)              (4,403,000)            (3,736,000)

Interest expense, net                            (76,000)               (53,000)                (193,000)              (155,000)
Change in valuation of warrants
                                                (264,000)                     --                (264,000)                     --
Interest expense, debt
conversion                                             --                     --              (1,000,000)                     --
                                       -------------------    -------------------     --------------------    -------------------
   Net Loss                                  $(2,002,000)           $(2,555,000)             $(5,860,000)           $(3,891,000)
                                       ===================    ===================     ====================    ===================

Basic and diluted loss per share                  $(0.11)                $(0.17)                  $(0.33)                $(0.26)
                                       ===================    ===================     ====================    ===================

Weighted Average
Shares Outstanding                             18,766,433             14,946,545               17,856,080             14,764,989
                                       ===================    ===================     ====================    ===================



         Balance Sheet Data (unaudited)                  At September 30, 2003        At September 30,
                                                                                            2002
                                                         ----------------------      -------------------
                                                         ----------------------      -------------------
         Cash and cash equivalents                                  $5,661,000               $1,980,000
         Working capital                                             5,325,000                4,523,000
         Total assets                                               13,098,000                9,968,000
         Total liabilities                                           9,682,000                7,122,000
         Shareholder's equity                                        3,416,000                2,846,000


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